Exhibit 99.1

Iconix Brand Group Announces Agreement to Divest Sharper Image Brand

NEW YORK, New York—December 30, 2016 - Iconix Brand Group, Inc. (Nasdaq: ICON) ("Iconix" or the "Company"), today announced that it has signed an agreement to sell the rights to the Sharper Image brand and related intellectual property assets to ThreeSixty Group, the brand’s largest licensee, for $100 million in cash.

John Haugh, Chief Executive Officer of Iconix, commented, “Sharper Image is a strong and widely recognized brand, however, consistent with the vision we outlined during our recent investor day, Sharper Image did not fit into our go-forward strategy.  After careful consideration, we determined that we could better leverage our resources and generate greater returns by focusing on other areas of the business.  This transaction generates a significant return on investment, and allows us to make progress on de-levering the balance sheet, which is a top priority.  Portfolio management will continue to be a key focus for the Company; Sharper Image is the second brand that Iconix has sold this year.”

The Company plans to use the net proceeds from this transaction plus additional cash to pay down approximately $115 million of debt, a portion of which will be used to pay down the Company’s Senior Secured Notes issued under the Company’s securitization facility and a portion of which will be used to pay down the Company’s Senior Secured Term Loan.

This transaction is expected to close on December 30, 2016. This transaction is not reflected in the Company’s current guidance; however, the Company expects to record a gain on this transaction.  For 2017, the Company expects the net impact of the sale of the Sharper Image brand and the repayment of debt to be neutral to earnings.

About Iconix Brand Group, Inc.

Iconix Brand Group, Inc. owns, licenses and markets a portfolio of consumer brands including: CANDIE'S (R), BONGO (R), JOE BOXER (R), RAMPAGE (R), MUDD (R), MOSSIMO (R), LONDON FOG (R), OCEAN PACIFIC (R), DANSKIN (R), ROCAWEAR (R), CANNON (R), ROYAL VELVET (R), FIELDCREST (R), CHARISMA (R), STARTER (R), WAVERLY (R), ZOO YORK (R), UMBRO (R), LEE COOPER (R), ECKO UNLTD. (R), MARC ECKO (R), ARTFUL DODGER and STRAWBERRY SHORTCAKE (R). In addition, Iconix owns interests in the MATERIAL GIRL (R), PEANUTS (R), ED HARDY (R), TRUTH OR DARE (R),

MODERN AMUSEMENT (R), BUFFALO (R), NICK GRAHAM (R) and PONY (R) brands. The Company licenses its brands to a network of leading retailers and manufacturers that touch every major segment of retail distribution from the luxury market to the mass market in both the U.S. and worldwide. Through its in-house business development, merchandising, advertising and public relations departments, Iconix manages its brands to drive greater consumer awareness and equity.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include projections regarding the Company’s beliefs and expectations about future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek” and similar terms or phrases. These statements are based on the Company’s beliefs and assumptions, which in turn are based on information available as of the date of this press release. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement and could harm the Company’s business, prospects, results of operations, liquidity and financial condition and cause its stock price to decline significantly. Many of these factors are beyond the Company’s ability to control or predict. Important factors that could cause the Company’s actual results to differ materially from those indicated in the forward-looking statements include, among others: the ability of the Company to successfully complete the sale of the Sharper Image brand, the ability of the Company’s licensees to maintain their license agreements or to produce and market products bearing the Company’s brand names, the Company’s ability to retain and negotiate favorable licenses, the Company’s ability to meet its outstanding debt obligations and the events and risks referenced in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Quarterly Reports on Form 10-Q and in other documents filed or furnished with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements.

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Contact Information:

Jaime Sheinheit
Iconix Brand Group
jsheinheit@iconixbrand.com
212.730.0030